SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 30, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2005, Nautilus, Inc. (the “Company”) amended and restated its bylaws in their entirety pursuant to a resolution of the Board of Directors in accordance with Section 12.2 of the Company’s bylaws and Section 23B.10.200 of the Revised Code of Washington. The amended and restated bylaws (the “Amended Bylaws”) became effective upon adoption.

The following is a summary of the substantive changes set forth in the Amended Bylaws:

Section 1.1, Annual Meeting, was amended to specify what matters may properly be transacted at the annual meeting of shareholders, and to specify that matters proposed by shareholders must be proposed by a person who is a shareholder on the meeting notice date and the record date and who properly follows the notice procedures set forth in Section 1.12 of the Amended Bylaws. Similar language was previously set forth in Section 1.11.

Section 1.2, Special Meetings, was amended to lower the ownership threshold for shareholders calling a special meeting, from 25% to 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Language was also added to set forth the required form and content of shareholder requests for special meetings.

Section 1.3, Notice of Meetings, was amended to add private carrier, personal delivery, and electronic transmission as acceptable means of meeting notice delivery. Language was also added regarding the effective time and date of these additional forms of notice delivery.

Section 1.10, Telephonic Meetings, was added to allow shareholder meetings to be held by telephone conference or similar communications equipment through which all persons participating in the meeting can hear each other during the meeting.

Section 1.12, Shareholder Business to be Conducted at the Annual Meeting of Shareholders, takes the place of Section 1.11 from the previous bylaws. Section 1.12 allows shareholders to nominate persons for election as directors or propose business at the annual meeting by sending notice to the Company in accordance with Section 1.12. To be considered timely, a shareholder’s notice relating to the annual meeting must be delivered to the Company not less than 120 or more than 180 days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting. The previous due dates were not less than 60 or more than 120 days prior to such anniversary. If the date of the annual meeting has changed more than 30 days from the date of the previous year’s annual meeting, the shareholder notice must be delivered to the Company before the later of the 90th day prior to the annual meeting or the 15th day following the public announcement of the annual meeting. The previous deadline under such circumstances was 10 days following the earlier of the day on which the meeting notice was mailed or public disclosure was first made. Section 1.12 also sets forth a revised list of form and content requirements for the shareholder notice.

Section 2.9, Notice of Meeting, was amended to add additional acceptable forms of notice and corresponding effective times and dates for meetings of the Board of Directors.

Section 3.3, Officers Designated, was amended to provide for a Chief Executive Officer. Previous references throughout the bylaws to the position of President were also amended to refer to the office of Chief Executive Officer in the Amended Bylaws. The office of President was retained in Section 3.3, but with a newly designated set of responsibilities. The revisions also specify that the only required offices are those of Chief Executive Officer and Secretary, with President, Vice President and Treasurer being optional offices to be filled in the discretion of the Board of Directors. Amended Section 3.3 also adds the position of Lead Independent Director, which may be appointed by the Board of Directors, and if so appointed, shall preside over all executive sessions of the Board of Directors and have such other duties as the Board may determine.

Section 5.3, Transfers, was amended to delete the transfer restriction legend previously included.

A copy of the Amended Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein. The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 5, 2005	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws